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                                                                   EXHIBIT 10.30

                          OPLINK COMMUNICATIONS, INC.
                                2000 STOCK PLAN

                       STOCK OPTION AGREEMENT (Corrected)

     Oplink Communications, Inc. (the "Company") hereby grants an option to purchase Shares of its Common Stock to the optionee named below on the terms and conditions set forth in this cover sheet and the Company's 2000 Stock Plan attached hereto (together, the "Stock Option Agreement"):

        Grant Number:

        Optionee ID:

        Date of Grant:                    4/5/2001

        Vesting Commencement Date:

        Exercise Price Per Share:         $2.625

        Total Number of Shares Granted:

        Type of Option:                   Non-Qualified Stock Option

        Expiration Date:                  4/5/2011

Exercise Schedule:
-----------------

     The option granted hereunder may be exercised, in whole or in part, based on the vesting schedule as set forth below.

     Twenty-five percent (25%) of the shares subject to the option shall vest in the holder thereof on the one year anniversary of the Vesting Commencement Date and an additional 1/48th of the shares subject to the option shall vest in the holder thereof at the end of each full month thereafter; provided, that in the event of a corporate transaction described in Section 12(c) of the Oplink Communications, Inc. 2000 Equity Incentive Plan, the vesting of such stock option shall accelerate in full.

     By signing this cover sheet, you agree that this Stock Option Agreement is subject to the terms and conditions of this cover sheet and the 2000 Stock Plan which is attached hereto and made a part of this document.

OPTIONEE:                                Oplink Communications, Inc.
                                         A Delaware corporation



                                         By:
----------------------------                 -----------------------------------
                                             Frederick Fromm, President and CEO